Exhibit 10.1

To:	Jones Lang LaSalle Income Property Trust, Inc.

200 East Randolph Drive

Chicago, Illinois 60601

Re:	Subscription Agreement for the Purchase of Undesignated Shares of Common Stock

The undersigned, LIC II Solstice Holdings, LLC, as of the 8th day of August 2012 (the “Purchase Date”), subscribes for and agrees to purchase $50,000,000 of the currently undesignated shares of the common stock, $0.01 par value (the “Existing Shares”), of Jones Lang LaSalle Income Property Trust, Inc. (the “Corporation”), pursuant to the terms and conditions of this Subscription Agreement. Upon the proper filing with the Maryland State Department of Assessments and Taxation (“SDAT”) of the Second Articles of Amendment and Restatement of the Corporation (the “Second Amended and Restated Charter”), in the form filed as Appendix A to the Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2012, the Existing Shares will change into Class E shares of common stock, $0.01 par value (the “Class E Shares”, and together with the Existing Shares, the “Shares”). The Class E Shares shall subsequently convert into Class M shares of common stock, $0.01 par value (the “Class M Shares”), pursuant to the terms of the Second Amended and Restated Charter. The Corporation is externally managed and advised by LaSalle Investment Management, Inc. (the “Advisor”), an affiliate of the undersigned.

The undersigned acknowledges that the Corporation will not register the issuance of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (the “State Acts”) in reliance upon exemptions from registration contained in the Securities Act and the State Acts, and that the Corporation relies upon these exemptions, in part, because of the undersigned’s representations, warranties and agreements contained in this Subscription Agreement.

The undersigned acknowledges that, prior to executing this Subscription Agreement, it has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Corporation concerning the financial and other affairs of the Corporation and the terms and conditions of the offering of the Shares to which this Subscription Agreement relates, and, to the extent it believes necessary in light of its knowledge of the Corporation’s affairs, it has asked these questions and received satisfactory answers.

The undersigned represents, warrants and agrees as follows:

1. The undersigned hereby subscribes for $50,000,000 of Existing Shares at a price per share equal to the net asset value (“NAV”) per share as of June 30, 2012, as will be disclosed in the Corporation’s public filings with the SEC. The undersigned hereby delivers in United States dollars the aggregate purchase price of $50,000,000 in cash. The Corporation will issue the shares subscribed for by the undersigned on a date that is after the date on which the Corporation’s NAV per share is disclosed in its public filings with the SEC and not more than five business days following the date of execution of this Subscription Agreement.

2. In the event that the Second Amended and Restated Charter is not filed with SDAT, the undersigned’s ability to have Shares repurchased by the Corporation will be the same as provided for under those agreements and side letters between the Corporation and LaSalle Investment Management, Inc. and LaSalle US Holdings Inc. (“LUSHI”) regarding LUSHI’s $10,000,000 investment in the Corporation. Provided that the Second Amended and Restated Charter is filed with SDAT, the undersigned shall not submit any request for repurchase pursuant to the Corporation’s share repurchase plan of the Class M Shares issued to it as a result of its purchase of Existing Shares on the Purchase Date (excluding any shares issued pursuant to the Corporation’s distribution reinvestment plan) for five years after the Purchase Date. The undersigned may, at its option, request the Corporation to repurchase for cash up to 3/5th of its Class M Shares that it owns as a result of its purchase of Existing Shares on the Purchase Date (excluding any shares issued pursuant to the Corporation’s distribution reinvestment plan) on or after the fifth anniversary of the Purchase Date. In addition, the undersigned may, at its option, request the Corporation to repurchase for cash up to an additional 1/5th of its Class M Shares that it owns as a result of its purchase of Existing Shares on the Purchase Date (excluding any shares issued pursuant to the Corporation’s distribution reinvestment plan) on or after the seventh anniversary of the Purchase Date. For so long as the Corporation is externally managed and advised by the Advisor or an affiliate of Jones Lang LaSalle Incorporated, the undersigned shall not, without the prior written consent of the Corporation, submit any request for the repurchase of any Class M Shares that it owns as a result of its purchase of Existing Shares on the Purchase Date (excluding any shares issued pursuant to the Corporation’s distribution reinvestment plan) or sell, transfer, pledge, assign or otherwise dispose of such shares to any person or entity, other than to a subsidiary, parent company or company under common control with the undersigned, to the extent that any such repurchase, sale, transfer, assignment or disposition would cause the undersigned to be the beneficial owner (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of less than 1/5th of the Class M Shares that it owns as a result of its purchase of Existing Shares on the Purchase Date (excluding any shares issued pursuant to the Corporation’s distribution reinvestment plan). All requests for repurchases submitted to the Corporation pursuant to this Section 2 shall be subject to the terms of the Corporation’s share repurchase plan, as described in the Corporation’s registration statement for its continuous public offering as amended from time to time. The undersigned acknowledges that (1) the share repurchase plan is subject to certain limitations as to the amount of shares that may be repurchased during each calendar quarter, and may be modified or suspended by the Corporation’s board of directors, and (2) the undersigned will be treated pari passu with all other stockholders requesting repurchases pursuant to the share repurchase plan. The Corporation agrees that if the undersigned’s repurchase request pursuant to this Section 2 is not fulfilled due to the limitations or suspension of the share repurchase plan in effect when the request is submitted, the Corporation will cause its board of directors to determine at its next regularly scheduled meeting whether to authorize the repurchase, in full or in part, through a separate privately negotiated transaction outside of the share repurchase plan, but the Corporation shall have no obligation to authorize any such repurchase.

3. Notwithstanding anything to the contrary in Section 2 above, in the event that the Advisor is terminated without Cause (as such term is defined in the Advisory Agreement between the Corporation and the Advisor, as amended from time to time), the undersigned may, at its option, require the Corporation to repurchase for cash at the then-current NAV per share any remaining Existing Shares, Class E Shares or Class M Shares issued upon conversion of its Class E Shares; provided, however, that in the event that the Corporation does not have sufficient liquid assets available to pay the full repurchase price for such shares, the Corporation may issue to the undersigned, the Advisor or any of their affiliates a promissory note that has a term of one-year and that bears interest at the prime rate (as published in the Wall Street Journal) plus 500 basis points.

4. The undersigned agrees that it will not vote any of the Shares that it owns regarding (i) the removal of the Advisor, any of the Corporation’s directors or any of their affiliates, or (ii) any transaction between the Corporation and the Advisor, and of the Corporation’s directors or any of their affiliates, including the undersigned.

5. The undersigned has carefully read this Subscription Agreement and, to the extent it believes necessary, has discussed with its counsel the representations, warranties, and agreements that it makes by signing this Subscription Agreement and the limitations that apply to its resale of the Shares.

6. The undersigned is purchasing the Shares for its own account, with the intention of holding the Shares for investment and with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and it will not make any sale, transfer or other disposition of the Shares without registration under the Securities Act and the State Acts unless an exemption from registration is available under the Securities Act and the State Acts.

7. The undersigned is familiar with the business in which the Corporation is or will be engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the type that it is undertaking to purchase pursuant to this Subscription Agreement; it is fully aware of the problems and risks involved in making an investment of this type; and it is capable of evaluating the merits and risks of this investment.

8. The investment that the undersigned is undertaking in this Subscription Agreement corresponds with the nature and size of its present investments and net worth, and the undersigned can financially bear the economic risk of this investment, including the ability to afford holding the Shares for an indefinite period or to afford a complete loss of its investment.

9. The principal office of the undersigned is at the address shown under the signature on the signature page of this Subscription Agreement.

10. The undersigned understands as follows:

10.1 The current facts surrounding this investment do not satisfy conditions under Rule 144 under the Securities Act (“Rule 144”) that would permit the undersigned to resell the Shares under Rule 144; the nature of the Corporation’s business and the conditions under Rule 144 make it unlikely that facts will ever exist to satisfy the conditions that would permit the undersigned to resell the Shares under Rule 144; even if satisfaction of the conditions under Rule 144 should occur, the undersigned could resell the Shares in reliance upon the provisions of Rule 144 only in limited amounts and in accordance with the other terms and conditions of Rule 144; and in connection with any resale of the Shares by the undersigned that Rule 144 does not permit, the undersigned must comply with some other registration exemption.

10.2 The Corporation has no obligation to register the Shares or to comply with the conditions of Rule 144 or to take any other action necessary in order to make available any exemption for the resale of the Shares without registration.

10.3 The Corporation will give stop transfer instructions to its transfer agent or the officer in charge of its stock records who will note on the Corporation’s appropriate records words to the effect that the Shares may not be transferred out of the undersigned’s name unless the undersigned first obtains approval from the Corporation.

10.4 The Corporation will not issue physical certificates for the Shares. Instead, the Shares will be recorded on the books and records of the Corporation or the Corporation’s transfer agent. The form of Notice to Stockholders of Issuance of Uncertificated Shares of Common Stock, as mandated by Maryland General Corporation Law, is attached hereto as Exhibit A.

11. The parties hereto agree as follows:

11.1 This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the conflict of laws provisions therein.

11.2 This Subscription Agreement contains the entire agreement between the parties with respect to the subject matter hereof. The provisions of this Subscription Agreement may not be modified or waived except in a writing signed by both parties.

11.3 The headings of this Subscription Agreement are for convenience of reference only, and they shall not limit or otherwise effect the interpretation of any term or provision hereof.

11.4 This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. The parties hereto may not assign any of their respective rights or interests in and under this Subscription Agreement without the prior written consent of the other party, and any attempted assignment without such consent shall be void and without effect.

11.5 If any part of this Subscription Agreement is held by a court of competent jurisdiction to be unenforceable, illegal or invalid, the balance of this Subscription Agreement shall remain in effect and unaffected by such unenforceability, illegality or invalidity.

[Signatures on following page.]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the day and year first above written.

LIC II Solstice Holdings, LLC

By:	/s/Julie Manning
Name:	Julie Manning
Title:	Vice President

200 East Randolph Drive
Principal Office: Number and Street

Chicago Illinois 60601
City State Zip Code

Employer Identification Number

ACCEPTED, as of the 8th day of August, 2012, on behalf of Jones Lang LaSalle Income Property Trust, Inc.

By:	/s/Gregory A. Falk
Name:	Gregory A. Falk
Title:	Chief Financial Officer

EXHIBIT A

Notice to Stockholders of Issuance of Uncertificated Shares of Common Stock

(See Attached)

Jones Lang LaSalle Income Property Trust, Inc.,

a Maryland corporation

NOTICE TO STOCKHOLDER OF ISSUANCE

OF UNCERTIFICATED SHARES OF COMMON STOCK

Containing the Information Required by Section 2-211 of the

Maryland General Corporation Law

To:	Stockholder
From:	Chief Executive Officer

Shares of common stock, $0.01 par value per share

Jones Lange LaSalle Income Property Trust, Inc., a Maryland corporation (the “Corporation”), is issuing to you, subject to acceptance by the Corporation, the number of shares of its common stock (the “Existing Shares”) set forth in your subscription agreement with the Corporation. Upon the proper filing by the Corporation of the Second Articles of Amendment and Restatement (the “Second Amended and Restated Charter”) with the Maryland State Department of Assessments and Taxation, the Existing Shares will change in to Class E shares of common stock (the “Class E Shares”), which will subsequently convert into Class M shares of common stock (the “Class M Shares”, and together with the Existing Shares and the Class E Shares, the “Shares”) pursuant to the terms of the Second Amended and Restated Charter. The Shares do not, and will not, have physical certificates. Instead, the Shares are, and will be, recorded on the books and records of the Corporation or the Corporation’s transfer agent, and this notice is given to you of certain information relating to such shares. All capitalized terms not defined herein have the meanings defined in the Corporation’s charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Corporation at its principal office.